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                                                                    EXHIBIT 3.23
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                           ARTICLES OF INCORPORATION

                                      OF

                    MCCURRY & FALCONITE EQUIPMENT CO., INC.
                    ---------------------------------------


     The undersigned, who is over the age of twenty one years, acting as an incorporator of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is McCurry & Falconite Equipment Co.,
Inc.

     SECOND: The period of its duration is perpetual.

     THIRD: The objects and purposes for which the corporation is formed are:

     1. To buy, sell, rent, lease, install, repair, trade and generally deal in machinery and equipment of all types and kind and to otherwise do and preform such other things as are necessary to the accomplishment of the purposes set forth therein.

     2. To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide, and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein.

     3. To erect, construct, maintain, improve, rebuild, enlarge, alter, manage, and control, directly or through ownership of stock in any corporation, any and all kinds of buildings, houses, stores, offices, shops, and plants, and any and all other structures and erections which may, in the judgment of the Board of Directors, at any time be necessary, useful, or advantageous, for the purposes of the corporation, and which can lawfully be done under the laws of the State of Alabama.

     4. To acquire, organize, assemble, develop, build up and operate other organizations and systems, and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations, in whole or in part, and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements, and undertakings of any kind in connection with any and all of the foregoing purposes.

     5. To transact any and all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

     The foregoing enumeration of the purposes, object, and business of the corporation is made in furtherance, and not in limitation, of the powers conferred upon the corporation by law, and is not intended, by the mention of any particular purposes, object, or business, to limit or restrict in any
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manner the generality of any other purpose, object, or business mentioned, or to limit or restrict any of the powers of the corporation.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares of stock with a par value of One Dollar ($1.00) each.

     FIFTH: Regulation of the internal affairs of the corporation shall be provided for by By-Laws adopted for the corporation. The By-Laws of the corporation shall be adopted by and may be amended by a majority of the Board of Directors of the corporation.

     SIXTH: The provisions limiting or denying to shareholders the preemptive right to acquire additional or Treasury shares of the corporation are: None.

     SEVENTH: The address of the initial registered office of the corporation is 8519 Highway 20 West, Madison, Alabama 35758 and the name of the initial registered agent at such address is Ralph McCurry.

     EIGHT: The Board of Director(s) shall have full power and authority to manage and control the property and business affairs of the corporation. The number of Directors constituting the initial Board of Directors of the corporation is one and the name and address of the persons who are to serve as Directors until the first annual meeting of Stockholders or until the first annual meeting of Shareholders or until successors are elected and qualified are:

          NAME:                                   ADDRESS:

     Ralph McCurry                           8519 Highway 20 West
                                             Madison, Alabama 35758

     Michael Falconite                       8519 Highway 20 West
                                             Madison, Alabama 35758

     NINTH: The names and addresses of the incorporator is:


          NAME:                                   ADDRESS:

     Ralph McCurry                           8519 Highway 20 West
                                             Madison, Alabama 35758

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     DATED this the 9th day of March, 1995.


                                        INCORPORATOR:



                                        /s/ RALPH McCURRY
                                        -----------------
                                        Ralph McCurry


                                 VERIFICATION


STATE OF ALABAMA      )
COUNTY OF MADISON     )

     I, the undersigned, a Notary Public in and for said County and State, hereby certify that on the 9th day of March, 1995, personally appeared before me Ralph McCurry, being by me first duly sworn, declared that he is the incorporator of McCurry & Falconite Equipment Co., Inc., and that he has signed the foregoing document as incorporator of said corporation, and that the statements therein contained are true and correct.



                                        /s/ KIRSTEN DINATO
                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires:  April 6, 1998

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